As filed with the Securities and Exchange Commission on May 6, 2011.
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACME PACKET, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	04-3526641
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
100 Crosby Drive, Bedford, MA 01730
(Address of Principal Executive Office)( Zip Code)

ACME PACKET, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Andrew D. Ory
Acme Packet, Inc.
100 Crosby Drive
Bedford, MA 01730
(Name and address of Agent for Service)

(781) 328-4400
(Telephone Number, including area code, for agent for service)

Copy to:
Julio E. Vega, Esq.
Matthew J. Cushing, Esq.
Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Telephone: (617) 951-8000
Facsimile: (617) 951-8736
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
	Amount	maximum		maximum		Amount of
Title of	to be	offering price		aggregate		registration
securities to be registered	registered(1)	per share		offering price		fee(3)
2011 Employee Stock Purchase Plan	2,500,000	$80.82	(2)	$202,050,000	(2)	$23,459
Common Stock (par value $0.001 per share)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)	The estimate price of $80.82 per share, which is the average of the high and low proposed initial offering price of the common stock as reported on the NASDAQ Global Select Market on May 2, 2011, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) and (h), and has been used only for those shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*

*    Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed on February 18, 2011;

(b)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the year covered by the registration statement referred to in (a) above; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (file No. 001-33041) filed with the Commission on September 22, 2006, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
          In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          None.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

          Article Seven of the Registrant’s Amended and Restated Certificate of Incorporation, and Article VII of the Registrant’s Amended and Restated By-Laws, provide that the Registrant will indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is discretionary under Delaware law. The indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation and By-Laws may be sufficiently broad to permit indemnification of said directors and officers for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant intends to maintain director and officer liability insurance, if available on reasonable terms, to insure said directors and officers against the costs of defense, settlement, or judgment under certain circumstances.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits
          The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.3	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

10.1	2011 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the SEC on March 23, 2011).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page hereto).

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 6th day of May, 2011.

ACME PACKET, INC.
By:	/s/ Andrew D. Ory
	Name:	Andrew D. Ory
	Title:	President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew D. Ory and Patrick J. MeLampy, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 6th day of May, 2011.

Signature	Title

/s/ Andrew D. Ory Andrew D. Ory	President and Chief Executive Officer Director (Principal Executive Officer)

/s/ Peter J. Minihane Peter J. Minihane	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

/s/ Gary J. Bowen Gary J. Bowen	Director

/s/ David B. Elsbree David B. Elsbree	Director

/s/ Robert C. Hower Robert C. Hower	Director

/s/ Patrick J. MeLampy Patrick J. MeLampy	Chief Technology Officer; Director

/s/ J. Russell Muirhead J. Russell Muirhead	Director

/s/ Robert G. Ory Robert G. Ory	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

4.3	Specimen certificate evidencing shares of common stock (incorporate by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-134683)).

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

10.1	2011 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the SEC on March 23, 2011).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24	Power of Attorney (included in signature page hereto).